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Exhibit 10.19

IHS INC.
2004 LONG-TERM INCENTIVE PLAN

2005 RESTRICTED STOCK AWARD—IPO

VICE PRESIDENT & SENIOR VICE PRESIDENT GROUPS

        Unless defined in this Restricted Stock Award (this "Award Document"), capitalized terms will have the same meanings ascribed to them in the IHS Inc. 2004 Long-Term Incentive Plan (as may be amended from time to time, the "Plan").

        Pursuant to Article 8 of the Plan, you have been granted restricted Shares on the following terms and subject to the provisions of the Plan, which is incorporated by reference. In the event of a conflict between the provisions of the Plan and this Award Document, the provisions of the Plan will prevail.

Participant:
Total Number of Shares Granted:	Shares
Grant Date:	, 2005
Vesting Schedule:
33 1/3% will vest on the first anniversary of the Grant Date, another 33 1/3% will vest on the second anniversary of the Grant Date and the last 33 1/3% will vest on the third anniversary of the Grant Date; provided, however, that in the event of a Change in Control, this Award shall vest in full and be free of restrictions, and you will participate in the acquisition to the extent and in the same manner as all other stockholders of the Company; and provided further that in the event of your death or termination of employment due to your Disability (as defined in Exhibit A attached), a pro rata portion of this Award shall vest and be free of restrictions.

        By your signature and the signature of the Company's representative below, you and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan and the terms and conditions set forth in the attached as Exhibit A.

RECIPIENT	IHS INC.
By:

Title:

Print Name

EXHIBIT A

TERMS AND CONDITIONS OF THE
2005 RESTRICTED STOCK AWARD—IPO
VICE PRESIDENT & SENIOR VICE PRESIDENT GROUPS

No Payment for Shares.

        No payment is required for the Shares that you receive under this Award.

Restricted Shares.

        Unvested Shares that you receive under this Award will be considered "Restricted Shares" and are subject to Section 8.3 of the Plan; provided, however, that they are transferable at any time by will or by the laws of descent and distribution. Shares that vest in accordance with the "Vesting Schedule" set forth in this Award Document will no longer be considered Restricted Shares. Restricted Shares carry full voting and dividend rights; provided, however, that any cash dividends with respect to any Restricted Shares will be reinvested in Shares ("Dividend Shares") and any such Dividend Shares and any stock dividends with respect to any Restricted Shares will be subject to the same restrictions as the underlying Restricted Shares.

Termination.

        Upon termination of your employment for any reason (other than your death or termination of employment due to your Disability), (1) you will forfeit all of your Restricted Shares without any consideration, unless the Committee expressly determines otherwise, and (2) for purposes of Section 4.2 of the Plan, the Restricted Shares will again be available for issuance under the Plan.

        In the event of your death or Disability, a pro rata portion of this Award shall vest and be free of restrictions. For these purposes, "pro rata" will be based on a fraction, the denominator of which is 365 and the numerator of which is the total number of days that have elapsed since the immediately preceding vesting date through the date of your death or your termination due to your Disability, as applicable.

        For purposes of this Award Document, "Disability" shall mean a mental or physical illness that entitles you to receive benefits under the long-term disability plan of the Company or an Affiliate; provided that you remain totally disabled for six (6) consecutive months. If you are not covered by such a plan, "Disability" shall be defined by reference to the Company's long-term disability policy as if such policy applied to you.

Stock Certificates; Legend.

        Your Restricted Shares will be held for you by the Company (or its designee) and are evidenced by book-entry in the Company's books.

        In addition to any other legend that may be required, any certificate for Restricted Shares issued to you will bear a legend in substantially the following form:

    THE SALE OR TRANSFER OF THIS SECURITY REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN THE IHS INC. 2004 LONG-TERM INCENTIVE PLAN AND IN THE 2005 RESTRICTED STOCK AWARD, AWARDED UNDER THE IHS INC. 2004 LONG-TERM INCENTIVE PLAN, COPIES OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM IHS INC. OR ANY SUCCESSOR THERETO.

Withholding Taxes.

        You acknowledge that you are required to make acceptable arrangements to pay any withholding taxes that may be due as a result of receipt of this Award or the vesting of the Shares that you receive under this Award, and no stock certificate will be released to you until you have made such arrangements. These arrangements may include withholding of Shares that otherwise would be released to you when they vest or surrendering of Shares that you already own. The FMV of the Shares that are withheld or that you surrender, determined as of the date when the taxes otherwise would have been withheld in cash, will be applied as a credit against the taxes.

Tax Consultation.

        By signing this Award Document, you represent that you have consulted with any tax consultant(s) you deem advisable in connection with the grant and vesting of this Award, that you are not relying on the Company or an Affiliate for any tax advice and that you will hold the Company and its Affiliates harmless from any and all tax liabilities imposed in connection with the grant and vesting of this Award.

No Guarantee of Continued Employment.

        YOU ACKNOWLEDGE AND AGREE THAT THIS AWARD DOCUMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE "VESTING SCHEDULE" SET FORTH IN THIS AWARD DOCUMENT DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT FOR THE VESTING PERIOD, FOR ANY PERIOD OR AT ALL AND WILL NOT INTERFERE IN ANY WAY WITH YOUR RIGHT OR THE COMPANY'S OR ANY AFFILIATE'S RIGHT TO TERMINATE YOUR EMPLOYMENT AT ANY TIME OR FOR ANY REASON NOT PROHIBITED BY LAW, AND WILL NOT CONFER UPON YOU ANY RIGHT TO CONTINUE YOUR EMPLOYMENT FOR ANY SPECIFIED PERIOD OF TIME.

Data Protection.

        You acknowledge and agree that, for the reasons described below, the Company or any of its Affiliates may process sensitive personal data about you. Such data may include, but shall not be limited to:

  •
  Personal data: Name, address, telephone number, fax number, email address, family size, marital status, sex, beneficiary information, emergency contacts, passport or visa information, age, language skills, drivers license information, birth certificate and employee number.

  •
  Employment information: Curriculum vitae or resume, wage history, employment references, job title, employment or severance agreement, plan or benefit enrollment forms and elections and equity compensation or benefit statements.

  •
  Financial information: Current wage and benefit information, personal bank account number, tax related information and tax identification number.

        The Company may, from time to time, process and transfer this or other information for internal compensation and benefit planning (specifically, for enrollment purposes in the Plan and the administration of the Plan), to determine training needs, to develop a global human resource database and to evaluate skill utilization.

        The legal persons for whom your personal data is intended are the Company, the outside plan administrator (as selected by the Company from time to time), legal counsel to the Company (as selected by the Company from time to time), the accountants for the Company (as selected by the

Company from time to time) and any other person that the Company may find in its administration of the Plan to be appropriate. You acknowledge that you have been informed of your right to access and correct any personal data by contacting:

Susan Auxer
IHS Inc.
15 Inverness Way East
Englewood, Colorado 80112
Telephone No.: 303-397-2949
Facsimile No.: 303-397-2633
E-mail: susan.auxer@ihs.com

        The Company agrees to ensure that all personal and/or sensitive data that is transmitted will be kept confidential and used only for legitimate Company purposes as described above.

        You hereby give your explicit consent to the Company to process any such personal and/or sensitive data. You also hereby provide explicit consent to the Company to transfer any such personal and/or sensitive data outside of the country in which you work or are employed.

Acquired Rights.

        You acknowledge and agree that this Award does not provide any entitlement to any benefit other than that granted under the Plan.

        You further acknowledge and agree that any benefits granted under the Plan are not a part of your base salary, and will not be considered a part of any pension or severance payments in the event of the termination of your employment for any reason.

        If your employment is terminated for any reason, whether lawfully or unlawfully, you agree that you will not be entitled to any damages for breach of contract, dismissal or compensation for loss of office or otherwise to any sum, shares or other benefits to compensate you for the loss or diminution in value of any actual or prospective right, benefits or expectation under or in relation to the Plan.

        You acknowledge and agree that the benefits granted under the Plan are entirely at the discretion of the Committee and that the Committee, subject to Article 19 of the Plan, retains the right to alter, amend, modify, suspend or terminate this Plan at any time, in its sole discretion and without notice.

Entire Agreement; Governing Law.

        The Plan and this Award Document constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof. This Award Document may not be modified in a manner that impairs your rights heretofore granted under the Plan, except with your consent. This Award Document is governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Award Document to the substantive law of another jurisdiction.

BY SIGNING THE AWARD DOCUMENT, YOU ACKNOWLEDGE RECEIPT OF A COPY OF THE PLAN AND REPRESENT THAT YOU ARE FAMILIAR WITH THE TERMS AND CONDITIONS OF THE PLAN, AND HEREBY ACCEPT THIS AWARD SUBJECT TO ALL PROVISIONS IN THIS AWARD DOCUMENT AND IN THE PLAN. YOU HEREBY AGREE TO ACCEPT AS FINAL, CONCLUSIVE AND BINDING ALL DECISIONS OR INTERPRETATIONS OF THE COMMITTEE UPON ANY QUESTIONS ARISING UNDER THE PLAN OR THIS AWARD DOCUMENT.

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IHS INC. 2004 LONG-TERM INCENTIVE PLAN 2005 RESTRICTED STOCK AWARD—IPO VICE PRESIDENT & SENIOR VICE PRESIDENT GROUPS